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Exhibit 23.2


                           CONSENT OF SRK CONSULTING

     We hereby consent to the references to us and to our report dated September 3, 1998, appearing in the Annual Report on Form 10-K of Golden Star Resources Ltd. for its fiscal year ended December 31, 1998.

     We also consent to the incorporation by reference in the Registration Statements on Form S-3, No. 333-12673 and on Form S-8, No. 33-81614 of Golden Star Resources Ltd. and in the related Prospectuses of the reference to us and to our report appearing in this Annual Report on Form 10-K.




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                           SRK CONSULTING



Lakewood, Colorado
March 24, 1999